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                                                                    EXHIBIT 99.3


NTRN: Secures $3M Credit Facility


Neutron Enterprises, Inc. (NTRN) announced that it has secured a long-term 8% credit facility totaling $3 million. The credit facility is secured by a lien on substantially all of the company's assets. The secured financing is in the form of non-convertible senior debt, resulting in no dilution to the Company's existing shareholders.


Neutron will use the proceeds to advance the global marketing of its proprietary point-of-sale technologies, ELumalite(R) and ULTRA-GLO(TM), to pursue business opportunities in its outdoor advertising broadcast network business and to provide working capital requirements.